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                                                                   Exhibit 3-180
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                           ARTICLES OF INCORPORATION

                                       OF

                                 HELSTAT, INC.

   The undersigned, acting as an incorporator pursuant to Section 26, Article 1, Chapter 31 of the Code of West Virginia, hereby adopts the following articles of incorporation pursuant to Section 27, Article 1, Chapter 31, of the Code of West Virginia.

   1. The name of the corporation shall be HELSTAT, INC.

   2. The address of the physical location of the principal office of the corporation is Eastgate Plaza, Dellslow, West Virginia 26531.

   3. This corporation is organized as a stock for profit corporation. The amount of the total authorized capital stock of the corporation shall be Five Thousand ($5,000.00), which shall be divided into One Thousand (5,000) shares of common stock of the par value of One Dollar ($l.00) each.

   4. The period of duration of the corporation shall be perpetual.

   5. The purpose or purposes for which the corporation is organized are to engage in all activities and to take all actions which are lawful for a corporation organized under the laws of the State of West Virginia, whether expressly or impliedly permitted by statute or otherwise.

   6. The internal affairs of the corporation shall be regulated in accordance with the by-laws of the corporation.

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   7. The shareholder or shareholders of the corporation shall have the preemptive rights provided by law to acquire unissued or treasury shares or any other class of securities which the corporation may hereafter be authorized to issue.

   8. The name and address of the incorporator is Allen B. Judy, PO Box 1402, Morgantown, WV 26507.

   9. The number of directors constituting the initial board of directors is 1, being as follows:

   10. No person is designated for service of process.

   I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these ARTICLES OF
INCORPORATION, and I have accordingly hereunto set my hand April 5, 1989.


                                    /s/ Allen B. Judy
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                                                  INCORPORATOR